Exhibit 10.41

AMENDMENT

TO THE $400,000 PROMISSORY NOTE DATED AUGUST 7, 2012

This Amendment is between Globalwise Investments Inc. (the “Borrower”) and JMJ Financial (the “Lender”).

WHEREAS, the Borrower and the Lender entered into a $400,000 Promissory Note with an Effective Date of August 8, 2012 (the “Note”) and the Lender paid $100,000 of Consideration to the Borrower on the Effective Date;

WHEREAS, the Note provides that the Principal Sum due to the Lender is based on the Consideration paid by the Lender plus an approximate 10% original issue discount;

WHEREAS, the Note provides that the “Borrower may repay this Note at any time on or before 90 days from the Effective Date, after which the Borrower may not make further payments on this Note prior to the Maturity Date without written approval from Lender;”

WHEREAS, the Note also provides that if “Borrower does not repay the Note on or before 90 days from the Effective Date, a one-time Interest charge of 5% shall be applied to the Principal Sum.”

WHEREAS, the parties now wish to amend the Note as set forth in further detail below.

NOW, THEREFORE, the parties agree that the Note is hereby amended as follows:

1.	Right to Repay. The Borrower may repay the Note at any time on or before 180 days from the Effective Date of the Note, after which the Borrower may not make further payments on the Note prior to the Maturity Date without written approval from Lender.

2.	Extension Fee. A 15% fee is hereby added to the Note such that the current balance on the Note equals the $100,000 Consideration plus the $11,111.11 original issue discount plus the 5% one-time Interest change of $5,555.55 plus the 15% extension fee of $17,500.00 for a total current balance due of $134,166.66.

3.	Prepayment Fee. If the Borrower repays the Note on or before 180 days from the Effective Date of the Note, an additional prepayment fee of 15% shall be added to the outstanding balance of the Note such that the total balance due to the Lender would be $154,291.66.

ALL OTHER TERMS AND CONDITIONS OF THE ORIGINAL $400,000 PROMISSORY NOTE REMAIN IN FULL FORCE AND EFFECT.

Please indicate acceptance and approval of this amendment dated November 8, 2012 by signing below:

/s/ William Santiago	/s/ JMJ Financial
William Santiago	JMJ Financial
Chief Executive Officer & President	Its Principal
Globalwise Investments Inc.